                                                                     Exhibit 4.3

8.0% SERIES A CUMULATIVE                              8.0% SERIES A CUMULATIVE
   PREFERRED STOCK                                       PREFERRED STOCK
    $25 PER SHARE                                          $25 PER SHARE
LIQUIDATION PREFERENCE                                LIQUIDATION PREFERENCE

                                                      FORMED UNDER THE LAWS
                                                     OF THE STATE OF MARYLAND



NUMBER                                                                 SHARES

PZNA



THIS CERTIFICATE IS TRANSFERABLE                              CUSIP ___________
     IN NEW YORK, NEW YORK                                     SEE REVERSE FOR
   OR BOSTON, MASSACHUSETTS                                  CERTAIN DEFINITIONS


                           PRISON REALTY CORPORATION


THIS CERTIFIES THAT









IS THE REGISTERED HOLDER OF                                               SHARES



FULLY-PAID AND NON-ASSESSABLE 8.0% SERIES A CUMULATIVE PREFERRED STOCK, $25 PER SHARE LIQUIDATION PREFERENCE, PAR VALUE $.01 PER SHARE, OF

Prison Realty Corporation transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. In Witness Whereof, the Company has caused the facsimile signatures of its duly authorized officers and the facsimile of its seal to be printed hereon.



[SEAL]



Dated:



COUNTERSIGNED AND REGISTERED:
                BANKBOSTON, N.A.

                                TRANSFER AGENT
                                 AND REGISTRAR,

BY:


AUTHORIZED SIGNATURE


/s/ Vida H. Carroll                                    /s/ D. Robert Crants, III
-------------------                                    -------------------------
Vida H. Carroll                                        D. Robert Crants, III

CHIEF FINANCIAL OFFICER, SECRETARY
                     AND TREASURER                                     PRESIDENT


                           [PRISON REALTY CORPORATION
                                 CORPORATE SEAL
                              1998 MARYLAND SEAL]


                           PRISON REALTY CORPORATION


         The securities represented by this certificate are subject to restrictions on transfer as set forth in the Charter of the Company. No Person may (i) Beneficially Own or Constructively Own shares of Common Stock in excess of 9.8% of the number of outstanding Common Stock, (ii) Beneficially Own or Constructively Own shares of Preferred Stock in excess of 9.8% of the number of outstanding Preferred Stock, (iii) Beneficially Own Equity Stock that would result in the Company being "closely held" under Section 856(b) of the Internal
Revenue Code of 1986, as amended (the "Code"), or (iv) Constructively Own Equity
Stock that would cause the Company to Constructively Own 10% or more of the ownership interests in a tenant of the Company's real property, within the meaning of Sections 856(d)(2)(8) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Company in writing. If the restrictions above are violated, the Equity Stock represented hereby will be transferred automatically and by operation of law to a Stock Trust and shall be designated Stock-in-Trust. All capitalized terms in this legend have the meanings defined in the Company's Charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests.

        THE COMPANY HAS THE AUTHORITY TO ISSUE SHARES OF MORE THAN ONE CLASS.
THE COMPANY WILL, ON REQUEST AND WITHOUT CHARGE, FURNISH A FULL STATEMENT OF THE
DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS,
RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERM AND
CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS WHICH THE COMPANY IS
AUTHORIZED TO ISSUE.  SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE COMPANY
AT ITS PRINCIPAL OFFICE.


        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

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
        TEN COM  -- as tenants in common                                          UNIF GIFT MIN ACT               Custodian
        TEN ENT  -- as tenants by the entireties                                                    -------------           --------
        JT TEN   -- as joint tenants with right of                                                     (Cust)                (Minor)
                    survivorship and not as tenants                                                  Under Uniform Gifts to Minors
                    in common                                                                         Act
                                                                                                          ------------------
                                                                                                               (State)


   Additional abbreviations may also be used though not in the above list.

        For value received, ______________hereby sell, assign and transfer unto

        PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE
        --------------------------------------

        --------------------------------------

-------------------------------------------------------------------------------
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

------------------------------------------------------------------------ shares of the 8.0% Series A Cumulative Preferred Stock represented by the within certificate, and do hereby irrevocably constitute and appoint
___________________________________ Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:

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
                   Signature:

                   ----------------------------------------------------------------------------------------------------
                   Notice:  The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.



                   Signature guaranteed:



                   -----------------------------------------------------------------------------------------------------
                   THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                   STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN
                   AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17 Act 10.

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